UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2008

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  333-146959

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets

On December 19, 2008, the Registrant through a wholly-owned subsidiary of Strategic Storage Operating Partnership, L.P., the Registrant's operating partnership, closed on the purchase of a self storage facility located in Manassas, Virginia (the "Manassas Property") from Godwin Stor-It, LLC, an unaffiliated third party. The purchase price for the Manassas Property was $4,700,000 plus closing costs and acquisition fees. The Registrant paid cash for the entire purchase price and paid its advisor $117,500 in acquisition fees in connection with this acquisition.

The Manassas Property is a 500-unit self storage facility that sits on approximately 2.3 acres and contains approximately 49,900 rentable square feet of self storage space, located at 10490 Colonel Court, Manassas, Virginia, close to a major traffic intersection of State Highways 28 and 234, approximately 27 miles southwest of Washington, D.C. It was constructed in 1996, with an additional building expansion in 2000. The Manassas Property is located on the western side of Manassas, in the Interstate 66 corridor of western Prince William County, Virginia.

Item 7.01 Regulation FD Disclosure

On December 19, 2008, the Registrant issued a press release announcing the acquisition of the Manassas Property. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 8.01.    Other Events

On December 16, 2008, the board of directors of the Registrant declared distributions for the first quarter of 2009 in the amount of $0.00191781per day per share on the outstanding shares of common stock (equivalent to an annual distribution rate of 7% assuming the share was purchased for $10) payable to stockholders of record of such shares as shown on the books of the Registrant at the close of business on each day during the period, commencing on January 1, 2009 and continuing on each day thereafter through and including March 31, 2009. Such dividends payable to each stockholder of record during a month will be paid on such date of the following month as the President of the Registrant may determine. At this time, the Registrant intends to fund all of its distributions for the first quarter of 2009 from proceeds raised in this offering and operating revenues generated from its acquisitions, as well as any future investments made during the first quarter of 2009.

Item 9.01 Financial Statements and Exhibits

    Financial Statements of Real Estate Acquired.

    Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before March 7, 2009 by amendment to this Form 8-K.

    Pro forma financial information.

See paragraph (a) above.

(d) Exhibits.

Exhibit 99.1 Press Release Announcing the Acquisition of the Manassas Property.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust, Inc.
Date: December 19, 2008	By:	/s/ Michael S. McClure
Michael S. McClure
Chief Financial Officer